Van Kampen Advantage Municipal Income Trust
                Item 77(o) 10f-3 Transactions
              October 1, 2001 - March 31, 2002


Security     Date    Shares    Total        Purcha   Broker
             of      Purchase  Issued       sed
             Purcha  d                      By
             se                             Fund
Brazo River  11/07/  2,750,00  564,555,000  0.49%    Bear
TX Auth      01          0                           Stearns
Pollution
Control
Kentucky     01/10/  2,500,00  305,145,000  0.8200   Bear
Property     02          0                     %     Stearns
State of     02/27/  5,000,00  269,605,000  1.8546   Salomon
Oregon       02          0                     %     Smith
Refunding                                            Barney
COPs